UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 12, 2012

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A, or Amendment No. 1, is being filed as an amendment to the Current Report on Form 8-K filed by Cantel Medical Corp. with the United States Securities and Exchange Commission on January 17, 2012, or the Original Report.  The purpose of this Amendment No. 1 is to disclose our decision as to how frequently we will include in our proxy materials a nonbinding, advisory shareholder vote on the compensation we pay to our Named Executive Officers.  This Amendment No. 1 also includes disclosure of an amendment to our 2006 Equity Incentive Plan approved at the Annual Meeting of Stockholders held on January 12, 2012.  No other changes have been made to the Original Filing.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At our Annual Meeting of Stockholders held on January 12, 2012, our stockholders approved an amendment to the Cantel Medical Corp. 2006 Equity Incentive Plan (the Plan) to increase the maximum number of shares of our common stock authorized for issuance under the Plan by an additional 400,000 shares (the Share Increase Amendment), and to ratify an amendment to the Plan limiting the number of shares with respect to which a participant may be granted awards under the Plan during any calendar year to 75,000 (and of that maximum annual grant, the maximum number of shares that may be issued to any participant during any calendar year as stock options or SARs, which is also 75,000) (the Share Cap Amendment). These amendments were adopted by the Board of Directors on October 21, 2011. While the Share Cap Amendment became effective as of October 21, 2011, the Share Increase Amendment became effective upon stockholder approval on January 12, 2012.

As a result of the Share Increase Amendment, the maximum number of shares that may be issued under the Plan increased from 2,085,000 to 2,485,000 shares, with (i) the number of shares authorized for issuance pursuant to stock options and SARs (inclusive of prior awards under the Plan) remaining at 1,200,000 and (ii) the number of shares authorized for issuance pursuant to restricted stock awards and performance awards (inclusive of prior awards under the Plan) increasing from 885,000 to 1,285,000 shares.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on January 12, 2012, our stockholders voted on a proposal to approve, on a nonbinding, advisory basis, the frequency with which shareholders wish to have a nonbinding, advisory vote on the compensation paid to our Named Executive Officers.  As previously reported in the Original Report, a plurality of votes cast were in favor of holding this vote once every year.  Our Board of Directors has subsequently determined that we will hold a nonbinding, advisory vote on the compensation paid to our Named Executive Officers once every year.  Our Board of Directors may, in its discretion, determine to change the frequency with which we will hold this vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated:  January 18, 2012